EXHIBIT 10(I)


                 NON-QUALIFIED STOCK OPTION AGREEMENT

                            * * * * * * *

    This AGREEMENT, entered into as of this        day of           199 ,
(hereinafter called the "Option Date") between KOLLMORGEN CORPORATION, a corporation organized under the laws of the State of New York (hereinafter called the "Corporation"), and of
a non-employee director of the Corporation (hereinafter called the "Optionee").

                                     WITNESSETH THAT:

            WHEREAS, the Corporation by due corporate action and with the affirmative vote of the holders of at least a majority of the stock of the Corporation entitled to vote adopted the Kollmorgen 1992 Stock Ownership Plan for Non-Employee Directors; and

            WHEREAS, the Corporation by due corporate action and with the affirmative vote of the holders of at least a majority of the stock of the Corporation entitled to vote adopted certain amendments to the Kollmorgen 1992 Stock Ownership Plan for Non-Employee Directors (such Plan, as amended, is hereinafter called the "Plan"); and

            WHEREAS, the Plan provides for the automatic grant of an option to purchase 15,000 shares of the Corporation's Common Stock, $2.50 par value, ("Common Stock") pursuant to the terms of the Plan and upon the terms and conditions hereinafter provided;

            NOW, THEREFORE, in consideration of the premises it is agreed as follows:

            1. Option Grant. Subject to the terms and conditions hereof and to the terms and conditions of the Plan, which are hereby incorporated herein by reference, the Corporation hereby grants to the Optionee, and the
Optionee hereby accepts, a non-qualified stock option (hereinafter called
the "Option") to purchase   15,000   shares of Common Stock (hereinafter
called the "Optioned Shares") at a price of  $        per share
(hereinafter called the "Option Price"). Such Option is not intended to qualify as an incentive stock option under Section 422 of the Internal
Revenue Code of 1986, as amended.

            2.  Period of Option, and Conditions of its Exercise.
            (a) Unless the Option be terminated earlier as provided in this Option Agreement, the term of the Option and of this Option Agreement shall commence as of the date hereof and terminate at the close of business on the day immediately preceding the tenth anniversary of such date. Upon any termination of the Option, all rights of the Optionee hereunder shall cease. Except as expressly provided in paragraph 3, this Option may be exercised as follows:

                  i)        up to 50% of the Optioned Shares on or after twelve
                            (12) months following the Option Date; and
                 ii)        all of the Optioned Shares on or after twenty-four
                            (24) months following the Option Date.

            (b) Nothing in this Option Agreement shall confer upon the Optionee any right to be retained in the service of the Corporation as a non-employee director.

            3.  Termination of Option.
            (a) Upon termination of an Optionee's service as a director of the Corporation for any reason (including death, disability or retirement) other than as set forth in paragraph 3(b) below, such Optionee may exercise that portion of the Option that was exercisable at the time of such termination during the period equal to the greater of (i) one (1) month for each year of service as a non-employee director up to twelve
(12) months, or (ii) ninety (90) days following the date of such termination of service for any reason other than death and, in the case of death, until one year following the date of death by the person or persons (hereinafter called the "Beneficiary") to whom the Optionee's rights under the Option pass by will or the laws of descent or distribution. Upon the expiration of the applicable post-termination exercise period, any such Option, to the extent not exercised, shall be canceled without payment therefor.

            (b) In the event that an Optionee voluntarily resigns from the Board without the consent of the Board or is removed from the Board for Cause
(as defined below), any Option granted to such Optionee, whether then vested and exercisable or not, shall terminate, as of the date of such resignation or removal. For purposes of this paragraph 3(b), removal for "Cause" shall mean a removal as a director by reason of (i) any act or omission which constitutes a material breach by the Optionee of an obligation to the Corporation, (ii) the conviction by the Optionee of a felony, or the perpetration by the Optionee of a dishonest act or common law fraud against the Corporation, or (iii) any other willful act or omission which is materially injurious to the financial condition or business reputation of the Corporation.

            (c) Whether services have been terminated, and reason thereof, for the purposes of this Agreement shall be determined by the Personnel and Compensation Committee of the Board of Directors (hereinafter called the "Committee"), whose determination shall be final, binding and conclusive.

            4. Non-Transferability. During the Optionee's lifetime the Option shall be exercisable only by him and neither the Option nor any other right granted to the Optionee hereunder shall be transferable by the Optionee other than by will, the laws of descent and distribution, or a Qualified Domestic Relations Order under ERISA and the Code. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of any levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate this Option Agreement by notice to the Optionee and it shall thereupon become null and void.

            5. Manner of Exercising Option. The Option shall be exercised in the following manner: the Optionee (or the Beneficiary) shall give to the Corporation notice in writing, substantially in the form set forth in Exhibit A hereto, of his intention to purchase, specifying the number of Optioned Shares as to which he desires to exercise the Option, the number and denomination of the stock certificates that he desires, and the date on which he desires to complete his purchase (the "Completion Date"), which shall not be less than five business days thereafter. The Optionee
(or the Beneficiary) shall pay the Corporation on the Completion Date either (i) in cash or by check, or (ii) through the delivery of shares of the Corporation's Common Stock having a fair market value on the date of exercise equal to the full purchase price of the shares purchased, or
(iii) by a combination of (i) and (ii) above, against delivery of one or more certificates therefor. The Optionee shall pay all amounts required under applicable federal, state and local withholding tax rules and regulations.

            6. Issuance and Delivery of Shares. Against payment for the shares purchased, the Corporation will issue and deliver to the Optionee (or the Beneficiary) on the Completion Date, one or more certificates for the Optioned Shares purchased. If and so long as any Common Stock of the Corporation is listed on any securities exchange, any other provisions of this Option Agreement notwithstanding, the Corporation shall not be required to make delivery to the Optionee (or the Beneficiary) of certificates for shares so purchased until such shares have been listed
(or authorized for listing upon official notice of issuance) on the securities exchange on which outstanding shares of Common Stock of the Corporation are then listed nor (whether listed or not) until there has been compliance with such laws and regulations as the Corporation may deem applicable, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations issued thereunder.

            7. Rights as Shareholder. The Optionee or a transferee of the Option shall have no rights as a shareholder with respect to any share covered by the Option until he shall have become the holder of record of such share, and, subject to paragraph 8 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which he shall become the holder of record thereof.

            8.  Recapitalizations, Reorganizations, etc.
            (a) The existence of the Option shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common
Stock or the rights thereof or convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            (b) In the event of any consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend or other change in corporate structure affecting the Common Stock, (other than as set forth in paragraphs 8(c) and (d) below), adjustments may be made by the Committee in order to preserve to the holders of outstanding options to purchase Common Stock rights thereunder substantially equivalent to the rights held by them immediately prior to such event under such outstanding options to purchase Common Stock, including adjustments to the number, class and exercise price of shares subject to outstanding options granted under the Plan, or such adjustments or other actions as the Committee may deem appropriate.

            (c) Anything herein contained notwithstanding, immediately prior to a Corporate Termination (as defined in paragraph 9(a)) the Optionee shall receive from the Corporation an amount in cash, in a lump sum, for each share of Common Stock subject to the Option (whether or not vested) held by the Optionee equal to the difference between the exercise price of the Option and the last Fair Market Value (as defined in paragraph 9) of a share of Common Stock prior to the Corporate Termination, provided, however, that if the Option was granted within the six months prior to the Corporate Termination, it shall not be subject to a cash out, but instead shall become fully vested and exercisable immediately prior to the Corporate Termination.

            (d) In the event of any merger of the Corporation, (i) the terms of the Option, including, without limitation, the terms regarding vesting, exercisability, transfer, forfeitability and delivery of shares of Common Stock, shall continue to be governed by the terms of the Plan; and (ii) the Optionee shall be entitled to receive, upon the exercise of the Option, the same per-share consideration received by each of the Corporation's shareholders in connection with such merger, multiplied by the number of Optioned Shares covered by the Option.

            9.  Definitions.  For all purposes of this Option Agreement:
            (a) A "Corporate Termination" shall mean the dissolution or liquidation of the Corporation.

            (d) The "Fair Market Value" shall mean, as of any day, (i) if shares of Common Stock are listed on the New York Stock Exchange, the per share closing price of the shares of Common Stock as reported on the New York Stock Exchange composite tape on the day on which such determination is being made, or, if there was no sale of shares of Common Stock so reported, then on the most recent preceding trading day on which there was such a sale,
                (ii) if shares of Common Stock are not listed on the New York Stock Exchange, but are listed on another national securities exchange or exchanges, the per share closing price of the shares of Common Stock as reported for such exchange (or if more than one such exchange, then the principal stock exchange for trading of the shares of Common Stock) on the day on which such determination is being made, or, if there was no sale of shares of Common Stock so reported, then on the most recent preceding trading day on which there was such a sale, (iii) if the shares of Common Stock are not listed on any national securities exchange, then the last price for the shares of Common Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on the day on which such determination is being made, or, if there was no sale of shares of Common Stock so reported, then on the most recent preceding trading day on which there was such a sale, or (iv) if the shares of Common Stock are not listed on any national securities exchange and sales of shares of Common Stock are not reported as specified in clause (iii) of this definition, then the last price for the shares of Common Stock reported for the over-the-counter market on the day on which such determination is being made, or, if there was no sale of the shares of Common Stock so reported, then on the most recent preceding trading day on which there was such a sale.

            10. Notices. Any notice given under this Option Agreement shall be in writing and shall be deemed given when delivered personally, or when sent by certified mail, postage prepaid, in the case of the Optionee to his address hereinabove set forth or such other address as he may designate by notice given to the Corporation, and in the case of the Corporation, to its Corporate Office at 1601 Trapelo Road, Waltham, MA
02154, Attention: Secretary, or such other address as may then be applicable by notice given to the Optionee.

            11. Failure to Enforce not a Waiver. The failure of the Corporation to enforce at any time any provision of this Option Agreement or the Plan shall in no way be construed to be a waiver of such provision as to any future event or of any other provision hereof or of the Plan.

            12. Governing Law. This Option Agreement and its interpretation and performance shall be controlled solely by the laws of the State of New
York.

            13. Date of Granting of the Option. The date of this Option Agreement shall be deemed for all purposes the date of the granting of the Option, unless and except where the grant is conditioned upon any event, in which case the date of satisfaction on which such event occurs shall be deemed the date of the granting of the Option.

            14. Power of the Committee. The Committee shall have all the powers delegated to it by the provisions of the Plan including, without limitation, the power to construe this Option Agreement and the Plan, and the power to determine whether a termination of the Optionee's services was for reasons constituting cause, and any determinations of the Committee shall be conclusive.

            15. Provisions of the Plan. The Option provided for herein is granted pursuant to the Plan, and the Option and this Option Agreement are in all respects governed by, and subject to all of the terms and provisions of, the Plan. Any term used herein shall, unless the context plainly requires otherwise, have the meaning assigned to it in the Plan.

            IN WITNESS WHEREOF, the Corporation has caused this Option to be signed by its corporate officer thereunto duly authorized, and the Optionee has signed this Option Agreement, all as of the date first above written.

                                     KOLLMORGEN CORPORATION


                                     By ___________________________
                                             Vice President

                                        ___________________________
                                             Optionee

                                        S.S. #_____________________



                                                     EXHIBIT A


[Sample form of letter to be sent by Optionee (or Beneficiary)]



                                     [ Date ]


Kollmorgen Corporation
Attention:  Secretary
1601 Trapelo Road
Waltham, MA  02154

                      Re:   Exercise of Stock Option

Dear Sirs:

            Pursuant to the terms of the Option Agreement between us dated ________________, 19___, in which you have granted me an option to purchase a certain number of shares of your Common Stock, of the par value of $2.50 per share, on certain terms and conditions, I hereby give notice that I elect to exercise such option to the extent of _____________ shares and that I desire to complete this purchase on __________________, 19___. On that date I shall pay you the sum of _____________________________________________ Dollars ($___________) in
full payment for such shares. In addition, on that date I shall pay you all amounts required under applicable federal, state and local withholding tax rules and regulations.

            I request that such shares be evidenced by __________ stock certificate(s) in the following denomination(s): ___________________
____________________________________.

                                     Very truly yours,



                                     [name and address]
                                     S.S.#



            NOTE: The above form should be appropriately modified in the case of use by a person to whom the rights of a deceased Optionee have passed by will or the laws of descent and distribution.